Exhibit 23.3

2 March 2018

Dmitry Sergienkov

Chief Corporate Development Officer

HeadHunter Group PLC

Dositheou, 42

Strovolos, 2028, Nicosia

Cyprus

Dear Dmitry,

We, J’son & Partners Consulting LLC, hereby consent to the use of our name in the Registration Statement on Form F-1 (together with any amendments or supplements thereto, the “Registration Statement”) to be filled by HeadHunter Group PLC with the Securities and Exchange Commission and the references to the J’son & Partners Consulting LLC market research prepared for HeadHunter Group PLC, previously known as Zemenik Trading Limited, (”Online Recruitment Landscape in Russia”) wherever appearing in the Registration Statement, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Prospectus Summary,” “Our Industry,” “Business” and “Experts” in the Registration Statement.

We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully,

Signed: /s/ Vodianova Svetlana

Name: Vodianova Svetlana

Title: CEO

J’son & Partners Consulting LLC